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                                                                   Exhibit 10.23

                                PROMISSORY NOTE

                                                         Fairfax County Virginia
$120,740.00                                              August 9, 1997

FOR VALUE RECEIVED, the undersigned promise to pay to the order of Software AG Americas, Inc. ("SAGA"), the principal sum of ONE HUNDRED TWENTY THOUSAND,SEVEN HUNDRED FORTY & NO/00 ($120,740.00) DOLLARS

This note is made to evidence a loan to the undersigned. The effective date of the loan is August 9, 1997.

The note will accrue interest at the rate of 6% per annum on the principal amount.

Said principal and interest shall be payable as follows.

1. There shall be no required periodic payments of either the principal or interest for the term of this note.

2. The principal and all accrued interest shall be due and payable by the undersigned to SAGA at such time as the undersigned leaves the employment of SAGA.

3. To the extent that the undersigned has severance, vacation, deferred compensation, or other types of payment due from SAGA at the time of termination, such sums will be used to pay the principal and interest of this note, after the withholding of applicable taxes.

4.  The undersigned may prepay this Note in whole or in part without penalty.


Signed under seal this  13th  day of   March  , 1997.
                       ------        ---------  ----

James H. Daly

/s/ James H. Daly
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